GOLD BANC                                                          PRESS RELEASE


CONTACT:    Rick J. Tremblay              Sherman Titens
            Chief Financial Officer       SVP - Director of Marketing
            913.451.8050                  913.323.7741
            ricktremblay@goldbanc.com     shermantitens@goldbanc.com
                                                               www.goldbank.com

FOR IMMEDIATE RELEASE


                    GOLD BANC TO BE ACQUIRED FOR $672 MILLION


Leawood, Kansas - February 25, 2004) - Gold Banc (NASDAQ: GLDB) announced today that it has entered into a definitive merger agreement with Silver Acquisition Corp. ("Silver"). Silver will acquire all of the outstanding shares of common stock of Gold Banc for $16.60 per share in cash, a 16 % premium over yesterday's closing price of $14.32. The merger is expected to be completed in the third quarter of 2004. If the merger is not completed by July 23, 2004, Gold Banc stockholders would receive an additional $0.0023 per share for each day elapsing thereafter through the closing date of the merger.

Mick Aslin, Chief Executive Officer of Gold Banc, said, "As always, our priorities are to deliver value to Gold Banc stockholders, ensure a high level of service to our customers and recognize the excellent work of our associates. We believe this transaction does so in a very significant and immediate way. Our stockholders will receive a sizeable premium over current market levels and our company and its employees will be able to continue the tradition of providing outstanding service to our customers."

Silver is the acquisition vehicle for an investor group led by C. Stanley Bailey, a career banker. The purchasing group includes The Cypress Group and DLJ Merchant Banking. Mr. Bailey was most recently Chairman and CEO of Superior Financial Corp. Upon completion of the sale Bailey will become CEO of Gold Banc and Aslin will be elected nonexecutive Chairman of the Board

"I am pleased to have Stan Bailey lead what I fully anticipate will be a seamless transition in building upon our premier community banking model," Aslin continued. "Stan is highly regarded in the financial and banking community for the track record he has demonstrated in successfully operating financial institutions that emphasize community involvement and responsiveness to customer needs and they are two of the core values of Gold Banc. I expect to be active in helping to further these goals."

Gold Banc's shareholders must approve the merger. It is also subject to the receipt of required regulatory approvals and the receipt of necessary financing. Silver has obtained written commitments for approximately 80% of the planned $455 million in common equity and expects to receive commitments for the balance of the required financing within 60 days. Silver has received a letter from Keefe, Bruyette & Woods, Inc. stating that it is highly confident that it can arrange the financing needed for the merger subject to market and certain other conditions.

Gold Banc's banking subsidiaries in Kansas, Florida and Oklahoma would be consolidated into a single Kansas bank and then converted into a federal savings bank established by Silver for that purpose. Following those transactions and the merger, the surviving parent would be a privately held savings and loan holding company regulated by the Office of Thrift Supervision. Gold Bank would continue to offer its current range of products and services from the same locations and both Gold Bank and the holding company, Gold Banc, would retain their respective names.

Keefe, Bruyette & Woods, Inc. serves as financial advisor and placement agent for Silver. Sandler O'Neill & Partners, L.P. serves as financial advisor to Gold Banc and issued an opinion to its Board of Directors that the offer is fair from a financial point of view.

ABOUT GOLD BANC

Gold Banc, with assets totaling approximately $4 billion, is one of the nation's premier community banking and financial services companies. Headquartered in Leawood, KS, Gold Banc owns and operates 40 community banks located largely in the Kansas City metropolitan area of Missouri and Kansas; the Sarasota and Tampa Bay metropolitan areas on the West Coast of Florida; and the Tulsa and Oklahoma City metropolitan areas of Oklahoma. The Company provides banking and wealth management services. It also owns and operates Gold Trust Company which provides trust management and administration services and Gold Capital Management, which provides brokerage and investment services.

ABOUT SILVER ACQUISITION CORP. (SILVER)

Silver was created for the purpose of engaging in the merger with Gold Banc Corporation. C. Stanley Bailey will serve as the Chief Executive Officer of Gold Banc after the merger. In addition to his service at Superior Financial Corp. ("Superior"), Bailey has served as Executive Vice President and CFO of Hancock Holding Company and Vice Chairman and CFO of AmSouth Bancorporation. Bailey will be accompanied by C. Marvin Scott and Rick D. Gardner to head the management team of Gold Banc after consummation of the merger. Scott and Gardner served as members of the executive management team at Superior. Bailey, Scott and Gardner bring a combined 78 years of banking experience to Gold Banc.

ABOUT THE CYPRESS GROUP

The Cypress Group L.L.C. manages two private equity funds with more than $3.5 billion in commitments. Cypress invests in privately negotiated transactions, targeting operating businesses and investing with management to foster continued growth. Investments made by Cypress include Cinemark, Inc.; AMTROL, Inc.; Williams Scotsman, Inc.; WESCO International, Inc.; ClubCorp, Inc.; Danka Business Systems PLC; MedPointe Inc.; Montpelier Re Holdings Ltd.; Republic National Cabinet Corp.; Catlin Group Ltd.; The Meow Mix Company; Financial Guaranty Insurance Company (FGIC); and Communications & Power Industries, Inc.

ABOUT DLJ MERCHANT BANKING

Since 1985, DLJ Merchant Banking (DLJMB) has been one of the most active and successful private equity investment firms providing a flexible investment mandate that allows it to pursue equity and structured equity investment opportunities across all industries and geographic regions. The most recent fund -- its third generation fund, DLJ Merchant Banking Partners III, L.P. --closed in November 2001 with $5.3 billion in committed capital, making it one of the largest funds in the world. The DLJ Merchant Banking funds investment strategy focuses on industry leaders, proactive industry specializations, investment in build-up and contrarian opportunities and structured equity investments for an efficient return of invested capital.

FORWARD-LOOKING STATEMENTS

This release contains information and "forward-looking statements" which relate to matters that are not historical facts and which are usually preceded by the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, but not limited to, the ability to complete the merger and those described in the periodic reports we file with the Securities and Exchange Commission.

Because of these and other uncertainties, our actual results may be materially different from those described in these forward-looking statements. The forward-looking statements in this release speak only as of the date of the release, and we do not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free copy of the proxy statement and other relevant documents, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov). Copies of the proxy statement can also be obtained, without charge, by directing a request to Gold Banc; 11301 Nall Avenue, Leawood, Kansas 66211; Attention: Rick Tremblay; (913) 323-1504.

The directors and executive officers of Gold Banc and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. INFORMATION REGARDING GOLD BANC'S DIRECTORS AND EXECUTIVE OFFICERS IS AVAILABLE IN THE PROXY STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY GOLD BANC ON APRIL 28, 2003. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available.